ALLEGION REPORTS THIRD-QUARTER 2016 FINANCIAL RESULTS

•
Third-quarter 2016 net earnings per diluted share (EPS) from continuing operations of $0.02 inclusive of impairment charge of ($0.87), compared with 2015 EPS loss of ($0.28) inclusive of loss on divestiture charges of ($1.14); Adjusted 2016 EPS of $0.93, up slightly compared with adjusted 2015 EPS of $0.92

•	Third-quarter 2016 revenue of $581.1 million, up 6.7 percent compared to 2015, up 5 percent on an organic basis

•
Third-quarter 2016 operating margin of 20.9 percent, compared with 2015 operating margin of 20.3 percent; Adjusted operating margin of 21.8 percent, improved 30 basis points compared with 2015 adjusted operating margin of 21.5 percent

•
Reaffirming 2016 full-year revenue guidance and updating full-year EPS outlook; Full-year 2016 reported revenue growth up 8 to 9 percent, and up 5 to 6 percent on an organic basis; Full-year 2016 EPS from continuing operations of $2.40 to $2.45 on a reported basis and $3.38 to $3.43 on an adjusted basis (inclusive of $0.03 associated with expected fourth quarter benefit related to adoption of new accounting standard on stock-based compensation)

DUBLIN (Oct. 27, 2016) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported third-quarter 2016 net revenues of $581.1 million and net earnings of $1.6 million, or $0.02 per share from continuing operations. Excluding charges related to impairment, restructuring and acquisitions, adjusted net earnings were $89.9 million, or $0.93 per share, up slightly when compared with third-quarter 2015 adjusted EPS of $0.92.

Third-quarter net revenues increased 6.7 percent, when compared to the prior year period (up 5 percent on an organic basis). Reported revenues reflect positive organic growth and contribution from acquisitions that were partially offset by prior year divestitures and foreign currency. All regions delivered organic growth reflecting stable markets and the benefit of investments in new products and channel strategies.

The Americas segment revenue increased 4.1 percent (up 5.6 percent on an organic basis). The strong growth in the quarter reflects continued growth in non-residential markets, offsetting the impact of the divestiture of the Venezuelan business in 2015. On a year-to-date basis, Americas revenue is up 5.1 percent (up 6.4 percent on an organic basis), reflecting continued demand for our industry-leading products.

The EMEIA segment revenues increased 27.2 percent (up 1.6 percent on an organic basis), reflecting acquisitions and improved pricing that offset unfavorable foreign currency. Acquisitions contributed revenue of approximately $25 million in the quarter.

The Asia Pacific segment revenues were down 16.4 percent, when compared to the prior year period (up 7.3 percent on an organic basis). Excluding the previously divested system integration business from prior year results, organic growth was 10.6 percent. The strong growth reflects strength across the region, especially in Australia and New Zealand.

Third-quarter reported operating margin was 20.9 percent, compared with 20.3 percent in 2015. The third-quarter adjusted operating margin was 21.8 percent, compared with 21.5 percent in 2015. The 30-basis-point improvement in adjusted operating margin was driven by favorable price, material deflation, productivity, product mix and volume leverage that more than offset increased investments and inflation.

“We continue to deliver on our strategy and drive organic growth, which is evident in our third-quarter results,” said David D. Petratis, Allegion chairman, president and CEO. “We are committed to continuing to perform at a high level to enhance value to both our customers and shareholders,” Petratis added.

Additional Items
Interest expense for the third quarter of 2016 was $1.9 million higher than the prior year, primarily due to the issuance of $300 million of senior notes in 2015.

Third-quarter 2016 results included a loss on divestiture charge of $84.4 million ($0.87 per share), primarily due to the impairment of a receivable, which was consideration for the previously divested system integration business located in China. The company determined this receivable was impaired due to deteriorating business conditions associated with the previously divested system integration business. The third-quarter 2015 results included a loss of $80.6 million associated with the sale of the system integration business and a loss of $26.1 million associated with the divestiture of the Venezuelan business.

“Divesting the system integration business was an important step in pruning the Allegion portfolio to drive profitability and return on capital in the Asia Pacific region,” Petratis said. “This reduced long-term risk in a challenging environment and enables us to focus on our core business in the region.”

The company’s effective tax rate for the third quarter of 2016 was 90.5 percent, compared with negative 285.3 percent in 2015. These rates reflect the impact the impairment and loss on divestitures had on the tax rates in their respective periods. The company’s adjusted effective tax rate for the third quarter of 2016 was 18.4 percent, compared with 15.1 percent in 2015. The increase in the adjusted effective tax rate is primarily due to the favorable resolution to uncertain tax positions in 2015, partially offset by favorable changes in the mix of income earned in lower tax rate jurisdictions.

Cash Flow and Liquidity
Year-to-date 2016 net cash provided by operating activities was $178.4 million, an increase of $52.9 million versus the prior year. Available cash flow was $152 million, an increase of $53.3 million versus the prior year. The company ended third-quarter 2016 with cash of $214.5 million and total debt of $1,473.6 million. The company did not have any borrowings outstanding under its $500 million revolving credit facility at Sept. 30, 2016.

2016 Outlook
The company reaffirms full-year 2016 revenue guidance with year-over-year growth of 8 to 9 percent, and organic growth of 5 to 6 percent.

The company updated the full-year 2016 reported EPS with a range of $2.40 to $2.45, or $3.38 to $3.43 per share on an adjusted basis. Adjustments to 2016 EPS include estimated impacts for known impairment, restructuring and acquisition activities. The guidance assumes a full-year adjusted effective tax rate of approximately 18 percent from continuing operations, as well as an average diluted share count for the full year of approximately 97 million shares.

The full-year guidance also includes $0.03 per share associated with the benefit the company expects to record in the fourth quarter related to a new accounting standard on stock-based compensation. This amount is included in the tax rate assumption above.

The company increased its full-year available cash flow guidance to approximately $300 million.

Conference Call Information
On Thursday, Oct. 27, 2016, David D. Petratis, chairman, president and CEO, and Patrick Shannon, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8:30 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at http://investor.allegion.com.

About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in safety and security, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion produces a range of solutions for homes, businesses, schools and other institutions. Allegion is a $2 billion company, with products sold in almost 130 countries.
For more, visit www.allegion.com.

Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables is attached to this news release.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's 2016 financial performance, the Company’s growth strategy, the Company’s capital allocation strategy, the Company’s tax planning strategies, the Company’s ability to successfully implement new information technology systems, and the performance of the markets in which the Company operates. These forward-looking statements are based on the Company's current available information and its current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the Company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the Company's business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2015, Form 10-Qs for the quarters ended March 31, 2016, June 30, 2016, and Sept. 30, 2016 and in its other SEC filings. The Company assumes no obligations to update these forward-looking statements.

ALLEGION PLC
Condensed and Consolidated Income Statements
(in millions, except per share data)

UNAUDITED

	Three Months Ended September 30		Nine Months Ended September 30
	2016	2015	2016	2015

Net revenues	$581.1	$544.5	$1,668.3	$1,522.7
Cost of goods sold	317.6	304.5	921.1	873.8
Gross profit	263.5	240.0	747.2	648.9

Selling and administrative expenses	142.0	129.6	418.9	371.8
Operating income	121.5	110.4	328.3	277.1

Interest expense	15.6	13.7	48.4	36.6
Loss on divestitures	84.4	106.7	84.4	106.7
Other (income) expense, net	0.4	(3.2)	(17.0)	0.3
Earnings (loss) before income taxes	21.1	(6.8)	212.5	133.5

Provision for income taxes	19.1	19.4	56.3	50.8
Earnings (loss) from continuing operations	2.0	(26.2)	156.2	82.7

Discontinued operations, net of tax	—	(0.2)	—	(0.4)

Net earnings (loss)	2.0	(26.4)	156.2	82.3

Less: Net earnings attributable to noncontrolling interests
	0.4	0.9	1.9	0.3

Net earnings (loss) attributable to Allegion plc	$1.6	$(27.3)	$154.3	$82.0

Amounts attributable to Allegion plc shareholders:
Continuing operations	$1.6	$(27.1)	$154.3	$82.4
Discontinued operations	—	(0.2)	—	(0.4)
Net earnings (loss)	$1.6	$(27.3)	$154.3	$82.0

Basic earnings per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.02	$(0.28)	$1.61	$0.86
Discontinued operations	—	—	—	—
Net earnings (loss)	$0.02	$(0.28)	$1.61	$0.86

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:
Continuing operations	$0.02	$(0.28)	$1.59	$0.85
Discontinued operations	—	—	—	—
Net earnings (loss)	$0.02	$(0.28)	$1.59	$0.85

Shares outstanding - basic	96.0	95.9	95.9	95.8
Shares outstanding - diluted	96.9	95.9	96.8	96.9

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(in millions)

UNAUDITED

	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$214.5	$199.7
Accounts and notes receivables, net	277.1	303.4
Inventory	228.3	204.1
Other current assets	82.4	27.9
Total current assets	802.3	735.1
Property, plant and equipment, net	226.4	224.8
Goodwill	736.1	714.1
Intangible assets, net	390.0	372.4
Other noncurrent assets	151.8	216.6
Total assets	$2,306.6	$2,263.0

LIABILITIES AND EQUITY
Accounts payable	$165.1	$175.1
Accrued expenses and other current liabilities	220.0	206.4
Short-term borrowings and current maturities
of long-term debt	47.2	65.6
Total current liabilities	432.3	447.1
Long-term debt	1,426.4	1,457.5
Other noncurrent liabilities	292.4	328.7
Equity	155.5	29.7
Total liabilities and equity	$2,306.6	$2,263.0

ALLEGION PLC
Condensed and Consolidated Cash Flows
(in millions)

UNAUDITED

	Nine Months Ended September 30
	2016	2015
Operating Activities
Earnings from continuing operations	$156.2	$82.7
Depreciation and amortization	50.7	37.5
Changes in assets and liabilities and other non-cash items	(28.5)	5.8
Net cash from operating activities of continuing operations	178.4	126.0
Net cash used in operating activities of discontinued operations	—	(0.5)
Net cash from operating activities	178.4	125.5

Investing Activities
Capital expenditures	(26.4)	(27.3)
Acquisition of and equity investments in businesses, net of cash acquired	(31.4)	(511.3)
Other investing activities, net	8.5	4.2
Net cash used in investing activities	(49.3)	(534.4)

Financing Activities
Net debt proceeds (repayments)	(53.6)	367.4
Dividends paid to ordinary shareholders	(34.5)	(28.7)
Repurchase of ordinary shares	(30.0)	(30.0)
Other financing activities, net	2.1	(7.8)
Net cash provided by (used in) financing activities	(116.0)	300.9

Effect of exchange rate changes on cash and cash equivalents	1.7	(7.3)
Net increase (decrease) in cash and cash equivalents	14.8	(115.3)
Cash and cash equivalents - beginning of period	199.7	290.5
Cash and cash equivalents - end of period	$214.5	$175.2

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Net revenues
Americas	$436.2	$418.9	$1,235.7	$1,175.3
EMEIA	116.4	91.5	356.5	257.1
Asia Pacific	28.5	34.1	76.1	90.3
Total net revenues	$581.1	$544.5	$1,668.3	$1,522.7

Operating income (loss)
Americas	$131.5	$121.7	$351.7	$317.8
EMEIA	3.4	5.0	20.3	8.1
Asia Pacific	1.8	0.3	3.8	(3.7)
Corporate unallocated	(15.2)	(16.6)	(47.5)	(45.1)
Total operating income	$121.5	$110.4	$328.3	$277.1

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, earnings from continuing operations, diluted earnings per share (EPS) from continuing operations, on both a U.S. GAAP basis and on an adjusted basis, organic revenue growth on a U.S. GAAP basis, and also presents adjusted EBITDA and adjusted EBITDA margin. The Company presents these measures because management believes they provide useful perspective of the Company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures.

The Company defines the presented non-GAAP measures as follows:

•
Adjustments to revenue, operating income, operating margin, earnings from continuing operations, EPS from continuing operations, and EBITDA include items that are considered to be unusual or infrequent in nature such as goodwill impairment charges, restructuring charges, asset impairments, merger and acquisitions costs, charges related to the devaluation of the Venezuelan bolivar and charges related to the divestiture of businesses

•	Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects

•	Available cash flow is defined as U.S. GAAP net cash from operating activities of continuing operations less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS FROM CONTINUING OPERATIONS

(in millions, except per share data)

	Three months ended September 30, 2016				Three months ended September 30, 2015
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$581.1	$—		$581.1	$544.5	$—		$544.5

Operating income	121.5	5.2	(1)	126.7	110.4	6.4	(1)	116.8
Operating margin	20.9%			21.8%	20.3%			21.5%

Earnings (loss) before income taxes	21.1	89.6	(2)	110.7	(6.8)	113.1	(2)	106.3
Provision for income taxes	19.1	1.3	(3)	20.4	19.4	(3.4)	(3)	16.0
Effective income tax rate	90.5%			18.4%	(285.3)%			15.1%
Earnings (loss) from continuing operations	2.0	88.3		90.3	(26.2)	116.5		90.3

Non-controlling interest	0.4	—		0.4	0.9	(0.1)	(4)	0.8

Net (loss) earnings from continuing
operations attributable to Allegion plc	$1.6	$88.3		$89.9	$(27.1)	$116.6		$89.5

Diluted earnings (loss) per ordinary
share attributable to Allegion plc
shareholders:	$0.02	$0.91		$0.93	$(0.28)	$1.20		$0.92

(1)
Adjustments to operating income for the three months ended September 30, 2016 include $5.2 million of restructuring charges and merger and acquisition expenses. Adjustments to operating income for the three months ended September 30, 2015 include $6.4 million of restructuring charges and merger and acquisition expenses related to the acquisitions of SimonsVoss, AXA Stenman and Milre and other costs.

(2)
Adjustments to earnings before income taxes for the three months ended September 30, 2016 consist of the adjustments to operating income discussed above and a $84.4 million loss related to the divestiture of the Company's systems integration business in China. Adjustments to earnings before income taxes for the three months ended September 30, 2015 consist of the adjustments to operating income discussed above and $106.7 million of losses related to the divestiture of the Company's operations in Venezuela and the divestiture of the Company's systems integration business in China.

(3)
Adjustments to the provision for income taxes for the three months ended September 30, 2016 consist of $1.3 million of tax expense related to the excluded items discussed above. Adjustments to the provision for income taxes for the three months ended September 30, 2015 consist of $3.4 million of tax benefit related to the excluded items discussed above.

(4)	Adjustments to non-controlling interest for the three months ended September 30, 2015 consist of the portions of adjustments (1) through (3) that are not attributable to Allegion plc shareholders.

	Nine months ended September 30, 2016				Nine months ended September 30, 2015
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,668.3	$—		$1,668.3	$1,522.7	$—		$1,522.7

Operating income	328.3	8.7	(1)	337.0	277.1	16.1	(1)	293.2
Operating margin	19.7%			20.2%	18.2%			19.3%

Earnings before income taxes	212.5	93.1	(2)	305.6	133.5	125.5	(2)	259.0
Provision for income taxes	56.3	2.2	(3)	58.5	50.8	(2.0)	(3)	48.8
Effective income tax rate	26.5%			19.1%	38.1%			18.8%
Earnings from continuing operations	156.2	90.9		247.1	82.7	127.5		210.2

Non-controlling interest	1.9	—		1.9	0.3	2.4	(4)	2.7

Net earnings from continuing
operations attributable to Allegion plc	$154.3	$90.9		$245.2	$82.4	$125.1		$207.5

Diluted earnings per ordinary
share attributable to Allegion plc
shareholders:	$1.59	$0.94		$2.53	$0.85	$1.29		$2.14

(1)
Adjustments to operating income for the nine months ended September 30, 2016 include $8.7 million of restructuring charges and merger and acquisition expenses. Adjustments to operating income for the nine months ended September 30, 2015 include a $4.2 million non-cash impairment charge to write inventory in Venezuela down to the lower of cost or market and $11.9 million of restructuring charges and merger and acquisition expenses related to the acquisitions of SimonsVoss, AXA Stenman and Milre and other expenses.

(2)
Adjustments to earnings before taxes for the nine months ended September 30, 2016 consist of the adjustments to operating income discussed above and a $84.4 million loss related to the divestiture of the Company's systems integration business in China. Adjustments to earnings before taxes for the nine months ended September 30, 2015 consist of a $2.8 million charge to devalue the Company's Venezuelan bolivar-denominated net monetary assets, $106.7 million of losses related to the divestiture of the Company's operations in Venezuela and the divestiture of the Company's systems integration business in China, and the adjustments to operating income discussed above.

(3)
Adjustments to the provision for income taxes for the nine months ended September 30, 2016 consist of $2.2 million of tax expense related to the excluded items discussed above. Adjustments to the provision for income taxes for the nine months ended September 30, 2015 consist of $2.0 million of tax benefit related to the excluded items discussed above.

(4)	Adjustments to non-controlling interest for the nine months ended September 30, 2015 consist of the portions of adjustments (1) through (3) that are not attributable to Allegion plc shareholders.

ALLEGION PLC	SCHEDULE 3
RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION (in millions)

	Three months ended September 30, 2016		Three months ended September 30, 2015
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$436.2		$418.9

Operating income (GAAP)	$131.5	30.1%	$121.7	29.1%
Restructuring charges	0.8	0.2%	—	—%
Merger and acquisition costs	—	—%	0.5	0.1%
Adjusted operating income	132.3	30.3%	122.2	29.2%
Depreciation and amortization	6.6	1.5%	6.5	1.6%
Adjusted EBITDA	$138.9	31.8%	$128.7	30.8%

EMEIA
Net revenues (GAAP)	$116.4		$91.5

Operating income (GAAP)	$3.4	2.9%	$5.0	5.5%
Restructuring charges	3.6	3.1%	0.6	0.7%
Merger and acquisition costs	0.3	0.3%	—	—%
Other charges	—	—%	0.3	0.2%
Adjusted operating income	7.3	6.3%	5.9	6.4%
Depreciation and amortization	7.3	6.3%	4.1	4.5%
Adjusted EBITDA	$14.6	12.6%	$10.0	10.9%

Asia Pacific
Net revenues (GAAP)	$28.5		$34.1

Operating income (GAAP)	$1.8	6.3%	$0.3	0.9%
Merger and acquisition costs	—	—%	0.2	0.6%
Other charges	—	—%	0.2	0.6%
Adjusted operating income	1.8	6.3%	0.7	2.1%
Depreciation and amortization	0.6	2.1%	0.9	2.6%
Adjusted EBITDA	$2.4	8.4%	$1.6	4.7%

Corporate
Operating loss (GAAP)	$(15.2)		$(16.6)
Merger and acquisition costs	0.5		4.5
Other charges	—		0.1
Adjusted operating loss	(14.7)		(12.0)
Depreciation and amortization	1.4		0.7
Adjusted EBITDA	$(13.3)		$(11.3)

Total
Adjusted net revenues	$581.1		$544.5

Adjusted operating income	126.7	21.8%	116.8	21.5%
Depreciation and amortization	15.9	2.7%	12.2	2.2%
Adjusted EBITDA	$142.6	24.5%	$129.0	23.7%

	Nine Months Ended September 30, 2016		Nine Months Ended September 30, 2015
	As Reported	Margin	As Reported	Margin
Americas
Net revenues (GAAP)	$1,235.7		$1,175.3

Operating income (GAAP)	$351.7	28.5%	$317.8	27.0%
Venezuela devaluation	—	—%	4.2	0.4%
Restructuring charges	2.0	0.2%	—	—%
Merger and acquisition costs	0.1	—%	0.5	—%
Adjusted operating income	353.8	28.7%	322.5	27.4%
Depreciation and amortization	19.8	1.6%	19.8	1.7%
Adjusted EBITDA	$373.6	30.3%	$342.3	29.1%

EMEIA
Net revenues (GAAP)	$356.5		$257.1

Operating income (GAAP)	$20.3	5.7%	$8.1	3.2%
Restructuring charges	4.2	1.2%	4.4	1.7%
Merger and acquisition costs	0.5	0.1%	—	—%
Other charges	—	—%	0.3	0.1%
Adjusted operating income	25.0	7.0%	12.8	5.0%
Depreciation and amortization	21.1	5.9%	10.7	4.2%
Adjusted EBITDA	$46.1	12.9%	$23.5	9.2%

Asia Pacific
Net revenues (GAAP)	$76.1		$90.3

Operating income (loss) (GAAP)	$3.8	5.0%	$(3.7)	(4.1)%
Restructuring charges	0.3	0.4%	—	—%
Merger and acquisitions costs	—	—%	0.2	0.2%
Other charges	—	—%	0.2	0.2%
Adjusted operating income (loss)	4.1	5.4%	(3.3)	(3.7)%
Depreciation and amortization	1.8	2.4%	1.5	1.7%
Adjusted EBITDA	$5.9	7.8%	$(1.8)	(2.0)%

Corporate
Operating loss (GAAP)	$(47.5)		$(45.1)
Merger and acquisition costs	1.6		6.2
Other charges	—		0.2
Adjusted operating loss	(45.9)		(38.7)
Depreciation and amortization	3.9		2.3
Adjusted EBITDA	$(42.0)		$(36.4)

Total
Adjusted net revenues	$1,668.3		$1,522.7

Adjusted operating income	337.0	20.2%	293.3	19.3%
Depreciation and amortization	46.6	2.8%	34.3	2.2%
Adjusted EBITDA	$383.6	23.0%	$327.6	21.5%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET INCOME TO ADJUSTED EBITDA

(in millions)

	Nine Months Ended September 30,
	2016	2015
Net cash from operating activities	$178.4	$126.0
of continuing operations
Capital expenditures	(26.4)	(27.3)
Available cash flow	$152.0	$98.7

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net earnings (loss) (GAAP)	$2.0	$(26.4)	$156.2	$82.3
Provision for income taxes	19.1	19.4	56.3	50.8
Interest expense	15.6	13.7	48.4	36.6
Depreciation and amortization	15.9	12.2	46.6	34.3
EBITDA	52.6	18.9	307.5	204.0

Discontinued operations	—	0.2	—	0.4
Other (income) expense, net	0.4	(3.2)	(17.0)	0.3
Loss on divestitures	84.4	106.7	84.4	106.7
Venezuela devaluation	—	—	—	4.2
Merger and acquisition costs and restructuring
charges	5.2	6.4	8.7	12.0
Adjusted EBITDA	$142.6	$129.0	$383.6	$327.6

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Americas
Revenue growth (GAAP)	4.1%	(1.0)%	5.1%	0.5%
Acquisitions and Divestitures	1.5%	2.0%	0.9%	0.5%
Currency translation effects	—%	6.0%	0.4%	6.3%
Organic growth (non-GAAP)	5.6%	7.0%	6.4%	7.3%

EMEIA
Revenue growth (GAAP)	27.2%	2.2%	38.7%	(11.3)%
Acquisitions and Divestitures	(27.0)%	(14.9)%	(37.3)%	(4.1)%
Currency translation effects	1.4%	14.9%	1.2%	16.3%
Organic growth (non-GAAP)	1.6%	2.2%	2.6%	0.9%

Asia Pacific
Revenue growth (GAAP)	(16.4)%	—%	(15.7)%	5.4%
Acquisitions and Divestitures	26.1%	(17.8)%	24.1%	(12.3)%
Currency translation effects	(2.4)%	7.6%	1.2%	5.9%
Organic growth (non-GAAP)	7.3%	(10.2)%	9.6%	(1.0)%

Total
Revenue growth (GAAP)	6.7%	(0.4)%	9.6%	(1.4)%
Acquisitions and Divestitures	(1.8)%	(2.0)%	(4.2)%	(1.1)%
Currency translation effects	0.1%	7.5%	0.5%	8.1%
Organic growth (non-GAAP)	5.0%	5.1%	5.9%	5.6%